UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017

INDOOR HARVEST CORP
(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indoor Harvest Corp (the “Company”) is filing this amendment to the Current Report on Form 8-K dated August 23, 2017 and filed on August 29, 2017 (the “Original 8-K”) to include certain information as indicated below. Other than the revisions made herein, no other changes have been made to the Original 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 23, 2017, the Company, Alamo Acquisition LLC (“Alamo Acquisition Sub”) and Alamo CBD, LLC (“Alamo CBD”) closed the transactions contemplated under the Agreement and Plan of Merger and Reorganization dated August 4, 2017 (the “Agreement”), as amended on August 29, 2017 (the transactions contemplated thereby, the “Merger”) and filed a Certificate of Merger with the state of Texas. As a result of the Merger, effective August 23, 2017, Alamo Acquisition Sub merged with and into Alamo CBD with Alamo CBD surviving the Merger as the wholly-owned subsidiary of the Company.

On September 6, 2017, the Company filed a Certificate of Correction with the state of Texas to include an Amendment to the Agreement (the “Amendment”) which Amendment revised clerical errors in the Agreement.

The foregoing description of the Certificate of Correction is a summary only, does not purport to set forth the complete terms of the Certificate of Correction and is qualified in its entirety by reference to the Certificate of Correction filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Correction

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: September 12, 2017	By:	/s/ Richard Gutshall
Richard Gutshall
Interim CEO, CFO and Director

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